Exhibit 4.54

EXECUTION VERSION

SEVENTH AMENDMENT TO CREDIT AGREEMENT
SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Seventh Amendment”), dated as of December 14, 2016, by and among SCORPIO BULKERS INC., a company incorporated under the laws of the Republic of the Marshall Islands, as borrower (the “Borrower”), the Lenders party hereto and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders from time to time party thereto, and the Administrative Agent are parties to a Credit Agreement, dated as of December 30, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of March 6, 2015, that certain Second Amendment to Credit Agreement, dated as of October 21, 2015, that certain Third Amendment to Credit Agreement, dated as of December 14, 2015, that certain Fourth Amendment to Credit Agreement, dated as of April 7, 2016, that certain Fifth Amendment to Credit Agreement dated June 1, 2016, that certain Sixth Amendment to Credit Agreement dated August 9, 2016 and as further amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”); SCHEDULE VI
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement;
WHEREAS, subject to the terms and conditions of this Seventh Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided.
NOW, THEREFORE, it is agreed:

I.	Amendments to Credit Agreement.

1.The definition of “Attributable Loan Amount” appearing in Section 1.01 of the Credit Agreement is amended by deleting the sentence at the end thereof in its entirety and inserting the following text in lieu thereof:

“The Attributable Loan Amount of each Collateral Vessel which is owned by the Borrower or by a Subsidiary Guarantor on the Seventh Amendment Effective Date after giving effect to the transactions contemplated to occur on such date is set forth on Schedule VIII as in effect after giving effect thereto, as such amount may be reduced thereafter and prior to the date of determination in accordance with Section 4.02(g).”.
2.The definition of “Collateral Vessel Amortization Amount” appearing in Section 1.01 of the Credit Agreement is amended by deleting the sentence at the end thereof in its entirety and inserting the following text in lieu thereof:

“Notwithstanding the foregoing (x) the Collateral Vessel Amortization Amount for each Payment Date for each Collateral Vessel owned by the Borrower or by a Subsidiary Guarantor on the Seventh Amendment Effective Date is set forth on

Exhibit 4.54

Schedule VIII as in effect after giving effect thereto (as such amount may be adjusted to give effect to subsequent prepayments) and (y) with respect to each Collateral Vessel delivered after the Seventh Amendment Effective Date, the Collateral Vessel Amortization Amount for each Payment Date occurring on or before the Maturity Date shall be zero.”.
3.The definition of “Consolidated Tangible Net Worth” appearing in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Consolidated Tangible Net Worth” shall mean, at any time of determination for any Person, the Net Worth of such Person and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP minus goodwill and as adjusted to exclude (without duplication of any amounts excluded as impairment of intangible assets on or after the Closing Date in the definition of “Net Worth”), (a) (i) any incurred losses/write downs on assets sold and/or held for sale, (ii) any incurred losses on termination of any shipbuilding contract, and (iii) any impairment charges taken on assets, in each case, on or after March 31, 2016 and (b) up to $100,000,000 of (i) incurred losses/writedowns on assets sold and/or held for sale, (ii) any incurred losses on termination of any shipbuilding contract and (iii) any impairment charges taken on assets, in each case, prior to March 31, 2016.”.
4.Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

“Deferred Amortization Amount” shall mean, at any time (a) with respect to each Collateral Vessel owned by the Borrower or by a Subsidiary Guarantor on the Seventh Amendment Effective Date, the “Deferred Amortization Amount” for each Payment Date set forth on Schedule VIII as in effect after giving effect thereto and (b) with respect to each Collateral Vessel delivered after the Seventh Amendment Effective Date, the “Deferred Amortization Amount” set forth on Schedule VIII for each Payment Date as in effect on the Vessel Acquisition Borrowing Date for such Collateral Vessel, which amount shall be an amount equal to seven times the Collateral Vessel Amortization Amount for such Collateral Vessel.
“SBI Mazurka” shall mean the Revolving Loan Vessel named SBI Mazurka, as more particularly described on Schedule VI.
“SBI Parapara” shall mean the Term Loan Vessel named SBI Parapara, as more particularly described on Schedule VI.
“Seventh Amendment” shall mean the Seventh Amendment to this Agreement, dated as of December 14, 2016.
“Seventh Amendment Effective Date” shall have the meaning set forth in the Seventh Amendment.
5.Section 2.01(c) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary contained herein, the principal amount of the Loans made on the Vessel Acquisition Borrowing Date for the SBI Mazurka and SBI Parapara

Exhibit 4.54

determined in accordance with the foregoing sentence shall be reduced as of the respective Vessel Acquisition Borrowing Date by an amount equal to seven times the Collateral Vessel Amortization Amount for such Collateral Vessel (calculated without giving effect to the last sentence of the definition of “Collateral Vessel Amortization Amount”).
6.Section 8.03(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(b)    the Borrower may pay or make Restricted Payments, provided that:
(i)    on or prior to the date of such Restricted Payment, the Deferred Amortization Amounts for all Collateral Vessels that would otherwise have become due and payable on or prior to the date of such Restricted Payment had the amounts representing such Deferred Amortization Amounts not been deferred shall have been paid in full;
(ii)    no Default or Event of Default exists at the time of such Restricted Payment and after giving effect thereto; and
(iii)    immediately after giving effect to such Restricted Payment, the Borrower and its Subsidiaries shall be in pro forma compliance with the Financial Covenants, provided that if any Restricted Payments are made pursuant to this Section 8.03(b), then any Deferred Amortization Amounts not required to be repaid pursuant to clause (i) above prior to such Restricted Payment shall, immediately following the date of such Restricted Payment, be repaid by the Borrower on each Payment Date as if such Deferred Amortization Amounts had not been deferred.”
7.Section 8.07(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(d)    Minimum Interest Coverage. Commencing with the Test Period ending on March 31, 2019, the Borrower will not permit the Interest Coverage Ratio for any Test Period to be less than:

(i)	on the last day of each Test Period from and including the Test Period ending March 31, 2019 to and including the Test Period ending June 30, 2019: 1.00 to 1.00, calculated:

(A)	in respect of the Test Period ending March 31, 2019, using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarter ending March 31, 2019 only; and

(B)	in respect of the Test Period ending June 30, 2019, using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2019 and June 30, 2019 only;

(ii)
on the last day of the Test Period ending September 30, 2019: 2.50 to 1.00, calculated using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2019, June 30, 2019 and September 30, 2019 only; and

(iii)	on the last day of each Test Period from and including the Test Period ending December 31, 2019: 2.50 to 1.00, calculated quarterly on a trailing four quarter basis.”.

8.Schedule I to the Credit Agreement is hereby deleted and replaced in its entirety in the form attached hereto as Schedule I.

Exhibit 4.54

9.Schedule VI to the Credit Agreement is hereby deleted and replaced in its entirety in the form attached hereto as Schedule VI.

10.Schedule VIII to the Credit Agreement is hereby deleted and replaced in its entirety in the form attached hereto as Schedule VIII.

11.Exhibit H to the Credit Agreement is hereby deleted and replaced in its entirety in the form attached hereto as Exhibit H.

II.	Miscellaneous Provisions.
1.In order to induce the Lenders to enter into this Seventh Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Seventh Amendment Effective Date (as defined herein) after giving effect to this Seventh Amendment and (ii) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Seventh Amendment Effective Date after giving effect to this Seventh Amendment, with the same effect as though such representations and warranties had been made on and as of the Seventh Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date).

2.This Seventh Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein except as set forth herein or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, as amended hereby, the other Credit Documents or any of the other instruments or agreements referred to therein. The Administrative Agent, the Collateral Agent and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this Seventh Amendment.

3.This Seventh Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.THIS SEVENTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

5.This Seventh Amendment shall become effective as of the date (the “Seventh Amendment Effective Date”) when:

(i)the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention: May Yip (facsimile number: 212-354-8113 / e-mail: myip@whitecase.com); and
(ii)the Administrative Agent shall have received voluntary prepayments and/or commitment reductions in the following amounts:

Exhibit 4.54

(a)with respect to all Term Loan Vessels owned by the Borrower or by a Subsidiary of the Borrower as of the Seventh Amendment Effective Date: $6,220,444.45, to be applied to the mandatory repayments pursuant to Section 4.02(b) due on the next four scheduled Payment Dates or, in the case of the SBI ROCK, SBI SOUSTA and SBI REGGAE, the next three scheduled Payment Dates, and

(b)with respect to all Revolving Loan Vessels owned by the Borrower or by a Subsidiary of the Borrower as of the Seventh Amendment Effective Date: $5,279,922.64, to be applied to the mandatory repayments and permanent reduction of the Total Revolving Commitment pursuant to Section 4.02(a)(ii) due on the next four scheduled Payment Dates;

(iii)the Borrower shall have paid to the Administrative Agent, for equal distribution between the Lenders, an amendment fee in an amount equal to $180,000; and

(iv)the Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses incurred in connection with the Seventh Amendment and the other Credit Documents (including, without limitation, the reasonable fees and expenses of White & Case LLP).

For the avoidance of doubt, the Attributable Loan Amounts and Collateral Vessel Amortization Amount set forth on Schedule VIII as modified by this Seventh Amendment reflect the application of the prepayments described in clause (ii) above.
6.From and after the Seventh Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby. From and after the Seventh Amendment Effective Date, this Seventh Amendment shall for all purposes constitute a Credit Document.
* * *

Exhibit 4.54

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Seventh Amendment as of the date first above written.
SCORPIO BULKERS INC., as Borrower

By: /s/ Hugh Baker
Name: Hugh Baker
Title: Chief Financial Officer

[Signature page -Seventh Amendment to Scorpio Bulkers Inc. Credit Agreement]
Americas 92095195 (2K)

Exhibit 4.54

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent and as Lender

By: /s/ Gustaf Stael von Holstein
Name: Gustaf Staek von Holstein
Title: Head of Risk Management

By: /s/ Lynn Sauro
Name: Lynn Sauro
Title: First Vice President

[Signature page -Seventh Amendment to Scorpio Bulkers Inc. Credit Agreement]
Americas 92095195 (2K)

Exhibit 4.54

SKANDINAVISKA ENSKILDA BANKEN AB
(PUBL), as Lender

By: /s/ David Sonnek
Name: David Sonnek
Title:

By: Olof Kajerdt
Name:Olof Kajerdt
Title:

[Signature page -Seventh Amendment to Scorpio Bulkers Inc. Credit Agreement]
Americas 92095195 (2K)

Exhibit 4.54

SCHEDULE I
COMMITMENTS

Lender	Term Loan Commitments	Revolving Loan Commitments
Nordea Bank Finland Plc, New York Branch	$50,472,220.03	$40,805,756.62
Skandinaviska Enskilda Banken AB (publ)	$50,472,220.02	$40,805,756.62
Total	$100,944,440.05	$81,611,513.24

[Signature page -Seventh Amendment to Scorpio Bulkers Inc. Credit Agreement]
Americas 92095195 (2K)

Exhibit 4.54

SCHEDULE VI

A. Term Loan Vessels 1

Vessel Name	Registered Owner	Type	Flag	DWT	Builder’s Hull Number	Estimated Delivery Date	Contract Price	Maximum Loan Amount
SBI Athena	SBI Athena Shipping Company Limited	Ultramax	Marshall Islands	64,000	CX0610	Q1 2015	$27,250,000	$11,133,689.06
SBI Conga	SBI Conga Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1722A	Q4 2015	$31,310,000	$13,591,405.53
SBI Bolero	SBI Bolero Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1723A	Q4 2015	$31,310,000	$13,591,405.53
SBI Sousta	SBI Sousta Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1724A	Q1 2016	$31,310,000	$12,807,285.98
SBI Rock	SBI Rock Shipping Company Limited	Kamsarmax	Liberia	82,000	1092	Q1 2016	$29,313,000	$11,985,711.77
SBI Thalia	SBI Thalia Shipping Company Limited	Ultramax	Marshall Islands	64,000	CX0612	Q4 2015	$27,250,000	$11,828,993.89
SBI Reggae	SBI Reggae Shipping Company Limited	Kamsarmax	Liberia	82,000	H1725A	Q1 2016	$31,310,000	$12,805,948.29
SBI Parapara	SBI Parapara Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1735A	Q1 2017	$31,310,000	$13,200,000.00

1The information in this SCHEDULE VI shall be updated for each Collateral Vessel after each Borrowing Date, and may be supplemented by written notice to the Administrative Agent and Collateral Agent prior to each such Borrowing Date pursuant to Section 6.18 of this Agreement.

Exhibit 4.54

SCHEDULE VI

B. Revolving Loan Vessels

Vessel Name	Registered Owner	Type	Flag	DWT	Builder’s Hull Number	Estimated Delivery Date	Contract Price	Maximum Loan Amount
SBI Echo	SBI Echo Shipping Company Limited	Ultramax	Marshall Islands	61,000	S870	Q3 2015	$30,750,000	$11,601,513.24
SBI Zumba	SBI Zumba Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1726A	Q4 2016	$31,310,000	$11,440,000.00
SBI Mazurka	SBI Mazurka Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1736A	Q1 2017	$31,310,000	$13,200,000.00
SBI Hera	SBI Hera Shipping Company Limited	Ultramax	Liberia	60,200	1907	Q2 2016	$31,045,490	$11,440,000.00
SBI Zeus	SBI Zeus Shipping Company Limited	Ultramax	Liberia	60,200	1906	Q2 2016	$31,045,490	$11,050,000.00
SBI Poseidon	SBI Poseidon Shipping Company Limited	Ultramax	Liberia	60,200	1911	Q3 2016	$31,045,490	$11,440,000.00
SBI Apollo	SBI Apollo Shipping Company Limited	Ultramax	Liberia	60,200	1912	Q4 2016	$31,045,490	$11,440,000.00

Exhibit 4.54

SCHEDULE VIII

SCHEDULED TERM AMORTIZATION PAYMENTS AND
SCHEDULED REVOLVING LOAN COMMITMENT REDUCTIONS

Collateral Vessel	Vessel Acquisition Borrowing Date	Attributable Term Loan Amount	Attributable Revolving Loan Amount
SBI Athena	6-Feb-15	$11,133,689.06	$0.00
SBI Echo	6-Jul-15	$0.00	$11,601,513.24
SBI Conga	9-Oct-15	$13,591,405.53	$0.00
SBI Bolero	27-Oct-15	$13,591,405.53	$0.00
SBI Thalia	28-Oct-15	$11,828,993.89	$0.00
SBI Sousta	24-Dec-15	$12,807,285.98	$0.00
SBI Rock	26-Jan-16	$11,985,711.77	$0.00
SBI Reggae	2-Feb-16	$12,805,948.29	$0.00
SBI Zeus	21-Apr-16	$0.00	$11,050,000.00
SBI Hera	25-May-16	$0.00	$11,440,000.00
SBI Poseidon	7-Sep-16	$0.00	$11,440,000.00
SBI Apollo	28-Sep-16	$0.00	$11,440,000.00
SBI Zumba	29-Sep-16	$0.00	$11,440,000.00
Total :		$87,744,440.05	$68,411,513.24

Exhibit 4.54

SCHEDULE VIII

Payment Date:	SBI Athena	SBI Conga	SBI Bolero	SBI Thalia	SBI Sousta	SBI Rock	SBI Reggae	Total Term Loan Repayment
	Scheduled Term Amortization Payment Amount
31-Dec-16
31-Mar-17
30-Jun-17
30-Sep-17
31-Dec-17
31-Mar-18
30-Jun-18
30-Sep-18
31-Dec-18
31-Mar-19
30-Jun-19
30-Sep-19
31-Dec-19
31-Mar-20	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.03
30-Jun-20	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.03
30-Sep-20	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18			$1,240,250.21

Exhibit 4.54

SCHEDULE VIII

Payment Date:	SBI Echo	SBI Zeus	SBI Hera	SBI Poseidon	SBI Apollo	SBI Zumba	Total Scheduled Revolving Commitment Reduction Amounts
	Scheduled Revolving Commitment Reduction Amounts
31-Dec-16
31-Mar-17
30-Jun-17
30-Sep-17
31-Dec-17
31-Mar-18
30-Jun-18
30-Sep-18
31-Dec-18
31-Mar-19
30-Jun-19
30-Sep-19
31-Dec-19
31-Mar-20	$227,480.66						$227,480.66
30-Jun-20	$227,480.66						$227,480.66
30-Sep-20	$227,480.66	$212,500.00	$220,000.00				$659,980.66
30-Dec-20	$10,919,071.26	$10,837,500.00	$11,220,000.00	$11,440,000.00	$11,440,000.00	$11,440,000.00	$67,296,571.26

Exhibit 4.54

SCHEDULE VIII

Payment Date:	SBI Athena	SBI Conga	SBI Bolero	SBI Thalia	SBI Sousta	SBI Rock	SBI Reggae	Deferred Amortization Amount
	Deferred Amortization Amount - Term Loan Vessels
31-Dec-16
31-Mar-17	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.03
30-Jun-17	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.03
30-Sep-17	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.03
31-Dec-17	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.03
31-Mar-18					$261,373.18			$261,373.18
30-Jun-18					$261,373.18	$245,374.65	$261,564.28	$768,312.11
30-Sep-18					$261,373.18	$245,374.65	$261,564.28	$768,312.11
31-Dec-18					$261,373.18	$245,374.65	$261,564.28	$768,312.11
31-Mar-19	$228,650.01	$261,373.18	$261,373.18	$227,480.66		$245,374.65	$261,564.28	$1,485,815.96
30-Jun-19	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.03
30-Sep-19	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.03
31-Dec-19	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18			$1,240,250.21
31-Mar-20					$261,373.18	$245,374.65	$261,564.28	$768,312.11
30-Jun-20					$261,373.18	$245,374.65	$261,564.28	$768,312.11
30-Sep-20						$245,374.65	$261,564.28	$506,938.93

Exhibit 4.54

SCHEDULE VIII

Payment Date:	SBI Echo	SBI Zeus	SBI Hera	SBI Poseidon	SBI Apollo	SBI Zumba	Deferred Amortization Amount
	Deferred Amortization Amount - Revolving Loan Vessels
31-Dec-16
31-Mar-17	$227,480.66						$227,480.66
30-Jun-17	$227,480.66						$227,480.66
30-Sep-17	$227,480.66	$212,500.00	$220,000.00				$659,980.66
31-Dec-17	$227,480.66	$212,500.00	$220,000.00	$220,000.00	$220,000.00	$220,000.00	$1,319,980.66
31-Mar-18		$212,500.00	$220,000.00	$220,000.00	$220,000.00	$220,000.00	$1,092,500.00
30-Jun-18		$212,500.00	$220,000.00	$220,000.00	$220,000.00	$220,000.00	$1,092,500.00
30-Sep-18				$220,000.00	$220,000.00	$220,000.00	$660,000.00
31-Dec-18							$0.00
31-Mar-19	$227,480.66						$227,480.66
30-Jun-19	$227,480.66						$227,480.66
30-Sep-19	$227,480.66	$212,500.00	$220,000.00				$659,980.66
31-Dec-19	$227,480.66	$212,500.00	$220,000.00	$220,000.00	$220,000.00	$220,000.00	$1,319,980.66
31-Mar-20		$212,500.00	$220,000.00	$220,000.00	$220,000.00	$220,000.00	$1,092500.00
30-Jun-20		$212,500.00	$220,000.00	$220,000.00	$220,000.00	$220,000.00	$1,092,500.00
30-Sep-20				$220,000.00	$220,000.00	$220,000.00	$660,000.00
30-Dec-20